UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2025

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13430 North Dysart Road, Suite 105 Surprise, Arizona	85379
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (928) 779-4143

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2025, we entered into inducement offer letter agreements (the “Inducement Letters”) with certain holders (the “Holders”) of certain of our existing warrants to purchase up to 1,458,872 shares of our common stock, par value $0.001 per share (the “Common Stock”), originally issued to the Holders on March 11, 2025, at an exercise price of $2.90 per share (the “Existing Warrants”).

Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 1,458,872 shares of Common Stock at the current exercise price of $2.90 per share and pay a purchase price of $0.125 per share, or an aggregate purchase price of $182,359.00, in consideration of our agreement to issue, in a private placement, new short-term common stock purchase warrants (the “New Warrants”), as described below, to purchase up to an aggregate of 1,458,872 shares of Common Stock (the “New Warrant Shares”) at an exercise price of $4.15 per share. We expect to receive aggregate gross proceeds of $4,413,087.80 from the exercise of the Existing Warrants by the Holders and the issuance of the New Warrants, before deducting placement agent fees and other offering expenses payable by us.

We engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with the transactions summarized above and have agreed to pay the Placement Agent a cash fee equal to 7.5% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants and the issuance of the New Warrants, as well as a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Existing Warrants and the issuance of the New Warrants.

We have also agreed to reimburse the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of $25,000 for its non-accountable expenses, $50,000 for its accountable expenses and $15,950 for its clearing costs. We also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 72,944 shares of Common Stock (5.0% of the Existing Warrants being exercised) which will have the same terms as the New Warrants except the Placement Agent Warrants will have an exercise price equal to $3.7813 per share (125% of the offering price). The Placement Agent Warrants will be exercisable commencing on the Closing Date (as defined below) and expire on the fifteen-month anniversary of the effective date of the Resale Registration Statement (as defined below). The closing of the transactions contemplated pursuant to the Inducement Letters is expected to occur on or about July 1, 2025 (the “Closing Date”), subject to satisfaction of customary closing conditions. We expect to use the net proceeds from these transactions for working capital and general corporate purposes.

The resale of the shares of Common Stock underlying the Existing Warrants has been registered pursuant to an existing registration statement on Form S-3 (File No. 333-288097), declared effective by the Securities and Exchange Commission (the “SEC”) on June 24, 2025.

We also agreed to file a registration statement on Form S-3 (or other appropriate form if we are not then Form S-3 eligible) providing for the resale of the New Warrant Shares issued or issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), as soon as practicable (and in any event within 15 calendar days of the date of the Inducement Letters), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 60 calendar days following the date of the Inducement Letters (or within 90 calendar days following the date of the Inducement Letters in case of a “full review” of such registration statement by the SEC) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares. In the Inducement Letters, we agreed not to issue any shares of Common Stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 45 days after the Closing Date. We also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Inducement Letters) until one (1) year after the Closing Date (subject to certain exceptions).

Terms of the New Warrants

The following summary of certain terms and provisions of the New Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the New Warrants, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the New Warrants is qualified in its entirety by reference to such exhibit.

Duration and Exercise Price

Each New Warrant will have an exercise price equal to $4.15 per share. The New Warrants will be exercisable commencing on the Closing Date and will expire on the fifteen-month anniversary of the effective date of the Resale Registration Statement. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.

Exercisability

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the New Warrants.

Trading Market

There is no established trading market for the New Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the New Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the New Warrants will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of Common Stock, such holder of New Warrants does not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of Common Stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, we, either directly or indirectly, in one or more related transactions effect a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive, the number of shares of common stock of the successor or acquiring corporation or of our company, if we are the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by such holder of the number of shares of Common Stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, and at the holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), we shall purchase the unexercised portion of the New Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended or the provisions of the New Warrants waived with ours and the holder’s written consent.

The forms of Inducement Letters, New Warrants, and Placement Agent Warrants are attached as Exhibits 10.1, 4.1, and 4.2, respectively. The description of the terms of the Inducement Letters, the New Warrants and the Placement Agent Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letters contain customary representations, warranties and covenants by us which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities

We are offering and selling the New Warrants, the Placement Agent Warrants, the New Warrant Shares and the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the New Warrants, the Placement Agent Warrants, nor the New Warrant Shares or the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the New Warrants and the Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy our securities nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01 Regulation FD Disclosure.

On July 1, 2025, we issued a press release announcing the warrant transactions described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, which is incorporated into this Item 7.01, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
4.1	Form of Series H Common Stock Purchase Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Inducement Letter
99.1	Press Release, dated July 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2025	SENESTECH, INC.

	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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